SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2003

CV THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of Incorporation)	0-21643 (Commission File Number)	43-1570294 (I.R.S. Employer Identification Number)

3172 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

Item 5.    Other Events and Required FD Disclosure.

On June 12, 2003, we issued a press release announcing that we intend to offer, subject to market and other conditions, $100 million aggregate principal amount of senior subordinated convertible debentures in a private offering.

On June 13, 2003, we issued a press release announcing that we have agreed to sell $100 million aggregate principal amount of our 2.00% Senior Subordinated Convertible Debentures due 2023 through a private placement transaction to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended.  We expect to close the transaction on or about June 18, 2003. We have also granted to the initial purchasers of the Debentures a
30-day option to purchase up to an additional $25 million of the Debentures.

The foregoing descriptions are qualified in their entirety by reference to our press releases dated June 12, 2003 and June 13, 2003, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Forward-Looking Statements.    This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

99.1            Press Release of CV Therapeutics, Inc. dated June 12, 2003.

99.2            Press Release of CV Therapeutics, Inc. dated June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC. (registrant)

Date: June 13, 2003	By:	/s/ Tricia Borga Suvari
Name: Tricia Borga Suvari Its: Vice President & General Counsel

Exhibit Index

Exhibit 99.1	Press Release of CV Therapeutics, Inc. dated June 12, 2003.

Exhibit 99.2	Press Release of CV Therapeutics, Inc. dated June 13, 2003.

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